AGREEMENT

THIS AGREEMENT (the "Agreement") is made this 19th day of December, 2023, between Verde Bio Holdings, Inc, a Nevada corporation (the "Company"), and Scott Cox, an individual (the “Lender”).

R E C I T A L S:

A.Lender has extended a loan (“Loan”) to the Company in the original principal balance of $525,000.

B.The Company owns certain real property which is located in Jack County, Texas as (as more specifically described at paragraph 1 of this Agreement and hereafter called the "Property").

C.The Company and Lender desire to enter into this agreement and provide for the transfer of Property to the Lender in full satisfaction of the obligations and liabilities under the Loan.

D.In settlement of the obligations under the Loan, Company has agreed to convey title and all other rights to the Property to Lender in accordance with the terms and conditions set forth in this Agreement.

A G R E E M E N T:

IN CONSIDERATION of the mutual agreements herein contained, the benefits to be derived by the parties therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Conveyances of the Property to the Lender. Company agrees to convey, via Quit Claim Deed, the Property to the Lender absolutely and free from any right of redemption or other right or interest of the Company or any party claiming by or through the Company, which conveyance will specifically include the following real and personal property comprising the Property:

1.1Real Estate. Fee simple title to the following described real property:

See attached Exhibit “A”

together with all privileges, rights, easements, hereditaments and appurtenances thereunto belonging; all right, title and interest of the Company in and to any streets, alleys, ramps, passages, abutter's rights and other rights-of-way appurtenant thereto; and all water rights, water shares, mineral and other subsurface rights owned by the Company relating to the Property.

1.2 Improvements. All buildings, improvements, fixtures and related facilities, together with all systems, facilities, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer, water, communication and other services to the property herein described or any part thereof.

1.3Other Property. Other items related to the property including all personal property, tools implements, 2 UTV’s and one Ford F-350 truck.

2. Consideration.

2.1Payment.  In consideration for the transfer of the Property pursuant to Section 1.1, Lender agrees to forgive, terminate and cancel the Loan and all obligations thereunder; provided the conditions set forth herein are met to the satisfaction of Lender.

2.2Release.  In consideration for the transfer of the Property, Lender does hereby release, and forever discharge, Company, from and any all liabilities, obligations and claims, including deficiency claims, against Company relating to the Loan, including any rights to seek a deficiency judgement against Company.

3. Closing and Deliveries. The Company and the Lender agree that the transfer of the Property will be consummated as follows:

3.1 Company's Deliveries. Company will deliver or cause to be delivered to the Lender the following items (all documents will be duly executed):

3.1.1 Agreement.  Company will deliver this Agreement.

3.1.2Deed. A Quit Claim Deed (the "Deed") in substantially the form and containing the terms of Schedule "A" attached as a part hereof;

4.RESERVED

5. Miscellaneous. It is further agreed as follows:

5.1 Time. Time is the essence of each provision of this Agreement.

5.2Entire Agreement. This Agreement, together with the Deed, constitutes the entire and final agreement between the parties and there are no agreements, understandings, warranties or representations between the parties except as set forth herein. This Agreement supersedes, in all respects, all other prior written or oral agreements between the parties relating to the subject matter of this Agreement and there are no agreements, understandings, warranties or representations between the Lender and the Company except as set forth in this Agreement or the documents to be delivered by the parties on the Closing Date.

5.3 Binding Effect. This Agreement will inure to the benefit of and bind the respective successors and permitted assigns of the parties.

5.4Severability. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

5.5 Counterpart Execution. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to the other party to this Agreement.

5.6Governing Law. This Agreement will be interpreted and construed under the internal laws of the State of Texas, regardless of the domicile of any party. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach thereof, will be decided by proceedings instituted and litigated in a court of competent jurisdiction sitting in Jack County, Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first above written.

LENDER:	COMPANY:

SCOTT COX	VERDE BIO HOLDINGS, INC.
an individual	a Nevada corporation

By:	By:
Name:	Name:	Scott A. Cox
	Title:	CEO

Exhibit “A”

BEGINNING at a ½ inch iron rod found at the East base of an old cedar fence corner, being the Northeast corner of the said Underwood Tract, the Southeast corner of the Charles Schlittler "Tract One" recorded in Volume 981, Page 327, Official Public Records of Jack County and the Northwest corner of the Leach Home Place LLC "Tract No. 3" recorded in Volume 812, Page 294, Official Public Records of Jack County;

THENCE South 00° 09' 33" West for a distance of 2724.76 feet to a ¾ inch iron rod found, being the most Eastern Southeast corner of the said Underwood Tract, the Southwest corner of the Rex Mathis "First Tract" recorded in Volume 391, Page 137, Deed Records of Jack County and on the North line of the Rex Mathis "Second Tract" recorded in Volume 391, Page 137, Deed Records of Jack County, from which a 3 inch steel pipe fence corner bears North 83° 29' 04" West a distance of 2.83 feet;

THENCE North 89° 59' 36" West for a distance of 1541.50 feet to a 2 inch cap on a 5/8 inch iron rod found, being the most Southern Southwest corner of this tract, an ell corner of the said Underwood Tract and the Northwest corner of the said Mathis "Second Tract", from which a 3 inch steel pipe fence corner bears North 06° 31' 25" West a distance of 6.73 feet;

THENCE North 00° 26' 44" East for a distance of 533.40 feet to a 2 inch cap on a 5/8 inch iron rod set, being a Northwest corner of this tract;

THENCE North 89° 15' 04" East for a distance of 973.95 feet to a 2 inch cap on a 5/8 inch iron rod set, being an ell corner of this tract;

THENCE South 62° 08' 02" West for a distance of 1356.59 feet to a 2 inch cap on a 5/8 inch iron rod set, being a Southeast corner of this tract;

THENCE North 00° 19' 14" East for a distance of 1624.71 feet to a ½ inch iron rod found at the West base of a fence corner on the East side of Dark Corner Road, being the most Northern Northwest corner of this tract, the Northwest corner of the said Underwood Tract and on the South line of the said Schlittler "Tract One";

THENCE North 89° 49' 53" East for a distance of 2647.34 feet to the place of beginning.

TRACT 2

Tract of land containing 42.19 acres in the J. H. Nessmith Survey, Abstract No.1562 and the G.

W. Davis Survey, Abstract No. 187, Jack County, Texas, being part of the tract conveyed to Joe Underwood recorded in Volume 600, Page 899, Deed Records of Jack County and being more particularly described as follows:

BEGINNING at a 2 inch cap on a 5/8 inch iron rod set, being the southeast corner of this tract, also being South 00 degrees 09 minutes 33 seconds West a distance of 2171.08 feet and South 89 degrees 15 minutes 04 seconds West a distance of 565.07 feet from a½ inch iron rod found at the east base of an old cedar fence corner being the northeast corner of the said Underwood Tract.

THENCE South 89 degrees 15 minutes 04 seconds West for a distance of 2135.84 feet to a 2 inch cap on a 5/8 inch iron rod set in Dark Corner Road (Gravel County Road) being the southwest corner of this tract and on the west line of the said Underwood Tract.

THENCE North 07 degrees 45 minutes 24 seconds East for a distance of 363.85 feet to a 2 inch cap on a 5/8 inch iron rod found on the west edge of Dark Corner Road that replaced a bent½ inch iron rod found, being a corner of the said Underwood Tract.

THENCE North 00 degrees 19 minutes 14 seconds East for a distance of 213.39 feet to a 2 inch cap on a 5/8 inch iron rod set in Dark Corner Road, being the most western northwest corner of this tract and on the west line of the said Underwood Tract.

THENCE North 89 degrees 15 minutes 04 seconds East for a distance of 465.40 feet to a 2 inch cap on a 5/8 inch iron rod set, being an ell corner of this tract.

THENCE North 62 degrees 08 minutes 02 seconds East for a distance of 1356.59 feet to a 2 inch cap on a 5/8 inch iron rod set, being the most northern northwest corner of this tract.

THENCE North 89 degrees 15 minutes 04 seconds East for a distance of 424.07 feet to a 2 inch cap on a 5/8 inch iron rod set, being the northeast corner of this tract.

THENCE South 00 degrees 09 minutes 33 seconds West for a distance of 1191.70 feet to the PLACE OF BEGINNING.

TRACT 3

Tract of land containing 31.84 acres in the G. W. Davis Survey, Abstract No. 187, Jack County, Texas, being the same tract conveyed to Tyler and Emili Batey recorded in Volume 1090, Page 135, Official Public Records of Jack County and being more particularly described as follows.

BEGINNING at a 2 inch cap on a 5/8 inch iron of found at the northwest base of a 3 inch steel pipe fence corner, being the southeast corner of the said Batey Tract, the northeast corner of the Rex Mathis "Third Tract" recorded in Volume 391, Page 137, Deed Records of Jack County and on the west line of the Rex Mathis "Second Tract" recorded in Volume 391, Page 137, Deed Records of Jack County.

THENCE South 89 degrees 15 minutes 04 seconds West for a distance of 1306.50 feet to a 2 inch cap on a 5/8 inch iron rod found in Dark Corner Road (Gravel County Road) being the southwest corner of the said Batey Tract, from which a 3inch steel pipe fence corner bears North 84 degrees 13 minutes 07 seconds East a distance of 20.87 feet.

THENCE North 07 degrees 45 minutes 24 seconds East for a distance of 1136.15 feet to a 2 inch cap on a 5/8 inch iron rod found in Dark Corner Road, being the northwest corner of the said Batey Tract and the southwest corner of the Joseph Underwood and Sara Nelson Tract recorded in Volume 1090, Page 131, Official Public Records of Jack County.

THENCE North 89 degrees 15 minutes 04 seconds East for a distance of 1161.89 feet to a 2 inch cap on a 5/8 inch iron rod found, being the northeast corner of the said Batey Tract and on the south line of the said Underwood and Nelson Tract.

THENCE South 00 degrees 26 minutes 44 seconds West for a distance of 1123.90 feet to the PLACE OF BEGINNING.